EXHIBIT 99.1

Federal-Mogul Reports Improved Sales, Operational
Performance and Net Income in Q1 2014

•	First quarter 2014 net sales of $1.8 billion, or 7 percent higher than Q1 2013

•	Net income from continuing operations improves $22 million to $41 million in Q1 2014 from $19 million in Q1 2013

•	Q1 2014 net income of $40 million, up $74 million from Q1 2013

•	Improved operational EBITDA of $166 million in Q1 2014, up 20 percent from Q1 2013

•	Free cash flow improvement of $64 million in first quarter 2014 over Q1 2013

•	Completed $2.6 billion refinancing in April 2014; debt maturities extended up to 2021
Southfield, Mich., April 23, 2014…Federal-Mogul Holdings Corporation (NASDAQ: FDML) today announced Q1 2014 results with sales of $1.8 billion, 7 percent higher than the first quarter of 2013. Operating income improved $21 million, or 31 percent in Q1 2014 over the same period last year. Operational EBITDA was $166 million or 9.4 percent of sales in the first quarter of 2014, up from 8.3 percent of sales, or $138 million in Q1 2013. The company’s improved financial results for the quarter was driven by higher sales volumes in the Powertrain division, as well as continued improvements in operational performance. Free cash flow for first quarter 2014 was cash usage of $79 million, reflecting normal Q1 working capital requirements, reduced from cash usage of $143 million in the same period in 2013.

Financial Summary	Q1 2014	Q1 2013	B/(W)
($ millions)
Net Sales	$1,779	$1,659	$120
Gross Margin	$273	$249	$24
pct. of sales	15.3%	15.0%	0.3%
SG&A	$(181)	$(184)	$3
pct. of sales	(10.2)%	(11.1)%	0.9%
Operating Income 1	$88	$67	$21
Net Income from Continuing Operations	$41	$19	$22
Net Income (Loss)	$40	$(34)	$74
attributable to Federal-Mogul
Earnings (Loss) Per Share	$0.27	$(0.34)	$0.61
in dollars, diluted EPS
Operational EBITDA 2	$166	$138	$28
pct. of sales	9.4%	8.3%	1.1%
Free Cash Flow 3	$(79)	$(143)	$64

Powertrain (PT) Division Results
The PT division continued to gain market share in all regions with revenue of $1,138 million in Q1 2014, up from $1,029 million in Q1 2013, an 11 percent increase. The PT revenue improvement is attributed primarily to a 12 percent sales increase in North America in Q1 2014, as compared to North American light vehicle market growth of 4 percent versus Q1 2013. PT sales in Europe grew by 10 percent in Q1 2014 on a constant dollar basis versus Q1 2013, due in part to higher volumes on new engine programs and growth in PT market share. During the same comparison period, light vehicle production in the European market was up 3 percent. PT sales in ROW grew by 16 percent on a constant dollar basis driven by continued strong growth in China, where sales increased by 29 percent versus Q1 2013. PT revenue growth in all regions increased at a higher rate than the underlying market production growth rates.
Powertrain’s operational EBITDA continued to improve, as the division recorded $116 million in Q1 2014, an increase of $29 million over the same period in 2013. Operational EBITDA as a percent of sales increased to 10.2 percent in the first quarter of 2014, versus 8.5 percent in Q1 2013.
“Federal-Mogul’s Powertrain division realized improved sales globally due to increased vehicle production volumes, but also attributable to new customer contracts for our products, services and technologies,” said Rainer Jueckstock, Federal-Mogul Co-CEO and CEO, Powertrain division. “Additionally, we continue to see improvements in our operational EBITDA, demonstrating our ongoing commitment to reduce costs and increase efficiencies.”
Vehicle Components Solutions (VCS) Division Results
The VCS division had revenue of $720 million, up $6 million from $714 million in Q1 2013. North American aftermarket sales improved 4 percent as compared to Q1 2013, driven by stronger sales in the latter half of the quarter which were partially offset by lower North American OE sales, resulting from the planned exit of a customer supply contract. European aftermarket sales declined by 3 percent on a constant dollar basis resulting from lower volumes. This decline was offset by stronger OE sales in the region, which were up 4 percent over the same comparison period. Sales in Rest of World were relatively flat.
VCS recorded operational EBITDA of $50 million or 7 percent of sales in Q1 2014, compared to $51 million or 7.1 percent of sales in Q1 2013.
“Our primary focus is to provide our customers with the highest quality products and excellent service at a competitive price,” said Daniel Ninivaggi, Federal-Mogul Co-CEO and CEO, Vehicle Components Solutions division. “During the first quarter, we continued to make progress strengthening our product portfolio, enhancing our service levels and improving our cost structure.”
Debt Refinancing
On April 15, 2014, Federal-Mogul Holdings Corporation successfully secured $2.6 billion to refinance maturing debt. The new financing includes a term loan of $700 million due April 2018 and a term loan of $1.9 billion due April 2021, strengthening the liquidity and financial profile of the company.
Analyst Call
Federal-Mogul will conduct a conference call and audio webcast on April 23 at 10:00 a.m., EDT. To facilitate rapid connection the morning of the call, please click here to pre-register.

To participate in the call, dial the following numbers:

Domestic calls:	888.680.0890
International calls:	617.213.4857
Passcode I.D.:	53711997
An audio replay of the call will be available two hours following the call and will be accessible until May 23 at:

Domestic calls:	888.286.8010
International calls:	617.801.6888
Passcode I.D.:	24674575
Further information is available at www.federalmogul.com/investors.
Definitions

(1)	Operating Income is defined as income before interest, taxes, restructuring and impairment charges. Note: Presented on a continuing operations basis .

(2)
Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. Operational EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan, OPEB curtailment gains or losses and the income statement impacts associated with stock appreciation rights.

(3)	Free Cash Flow is defined as net cash provided from (used by) operating activities less capital investment for plant, property and equipment.
Forward-Looking Statements
Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production, fluctuations in the demand for vehicles containing our products, the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, the success of the company’s segmentation and corresponding effects and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.
About Federal-Mogul
Federal-Mogul Holdings Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

The Corporation operates two independent business divisions, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors. Federal-Mogul’s Powertrain division designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications. Federal-Mogul’s Vehicle Components division sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO ® wiper blades; Champion ® spark plugs, wipers and filters; AE ® , Fel-Pro ® , FP Diesel ® Goetze ® , Glyco ® , Nüral ® , Payen ® and Sealed Power ® engine products; MOOG ® steering and suspension parts; and Ferodo ® and Wagner ® brake products.
Federal-Mogul was founded in Detroit in 1899. The company employs 44,300 people in 33 countries, and its worldwide headquarters is in Southfield, Michigan, United States. For more information, please visit www.federalmogul.com .
CONTACT:
Paula Silver
(248) 354-3045
paula.silver@federalmogul.com

FEDERAL-MOGUL HOLDINGS CORPORATION
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31
	2013	2012
	(Millions of Dollars, Except Per Share Amounts)
Net sales	$1,779	$1,659
Cost of products sold	(1,506)	(1,410)

Gross margin	273	249
Selling, general and administrative expenses	(181)	(184)
Interest expense, net	(22)	(29)
Equity earnings of non-consolidated affiliates	14	9
Amortization expense	(12)	(12)
Restructuring expense, net	(8)	(8)
Other (expense) income, net	(6)	5

Income from continuing operations before income taxes	58	30
Income tax expense	(17)	(11)

Net income from continuing operations	41	19
Loss from discontinued operations, net of income tax	—	(51)

Net income (loss)	41	(32)
Less net income attributable to noncontrolling interests	(1)	(2)

Net income (loss) attributable to Federal-Mogul	$40	$(34)

Amounts attributable to Federal-Mogul
Net income from continuing operations	$40	$17
Loss from discontinued operations, net of tax	—	(51)

Net income (loss)	$40	$(34)

Net income (loss) per common share attributable to Federal-Mogul Basic and diluted:
Net income from continuing operations	$0.27	$0.17
Loss from discontinued operations, net of tax	—	(0.51)

Net income (loss)	$0.27	$(0.34)

FEDERAL-MOGUL HOLDINGS CORPORATION
Consolidated Balance Sheets (Unaudited)

	March 31 2014	December 31 2013
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$652	$761
Accounts receivable, net	1,427	1,324
Inventories, net	1,099	1,068
Prepaid expenses and other current assets	240	224

Total current assets	3,418	3,377
Property, plant and equipment, net	2,059	2,038
Goodwill and other indefinite-lived intangible assets	1,027	1,017
Definite-lived intangible assets, net	348	356
Investments in non-consolidated affiliates	265	253
Other noncurrent assets	141	141

	$7,258	$7,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$97	$1,694
Accounts payable	854	799
Accrued liabilities	437	454
Current portion of pensions and other postemployment benefits liability	44	44
Other current liabilities	151	147

Total current liabilities	1,583	3,138
Long-term debt	2,512	905
Pensions and other postemployment benefits liability	1,009	1,028
Long-term portion of deferred income taxes	385	383
Other accrued liabilities	129	127
Shareholders’ equity:
Preferred stock ($.01 par value; 90,000,000 authorized shares; none issued)	—	—
Common stock ($.01 par value; 450,100,000 authorized shares; 151,624,744 issued shares and 150,029,244 outstanding shares as of March 31, 2014 and December 31, 2013)	2	2
Additional paid-in capital, including warrants	2,649	2,649
Accumulated deficit	(478)	(518)
Accumulated other comprehensive loss	(627)	(626)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	1,529	1,490

Noncontrolling interests	111	111

Total shareholders’ equity	1,640	1,601

	$7,258	$7,182

FEDERAL-MOGUL HOLDINGS CORPORATION
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31
	2014	2013
	(Millions of Dollars)
Cash Provided From (Used By) Operating Activities
Net income (loss)	$41	$(32)
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	80	71
Change in postemployment benefits	(17)	(20)
Equity earnings of non-consolidated affiliates	(14)	(9)
Restructuring expense, net	8	8
Payments against restructuring liabilities	(10)	(6)
Deferred tax benefit	(1)	1
Adjustment of assets to fair value	1	—
Net loss from business dispositions	—	47
Changes in operating assets and liabilities:
Accounts receivable	(105)	(134)
Inventories	(28)	(68)
Accounts payable	83	96
Other assets and liabilities	(21)	(4)

Net Cash Provided From (Used By) Operating Activities	17	(50)
Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment	(96)	(93)
Net payments associated with business dispositions	—	(40)
Payments to acquire business, net of cash acquired	(25)	—
Capital investment in non-consolidated affiliate	—	(3)
Net proceeds from sales of property, plant and equipment	4	—

Net Cash Used By Investing Activities	(117)	(136)
Cash Provided From (Used By) Financing Activities
Principal payments on term loans	(3)	(7)
Decrease in other long-term debt	(2)	—
(Decrease) increase in short-term debt	(1)	14
Net remittances (proceeds) on servicing of factoring arrangements	(2)	(6)

Net Cash Provided From (Used By) Financing Activities	(8)	1
Effect of foreign currency exchange rate fluctuations on cash	(1)	(13)
Increase (decrease) in cash and equivalents	(109)	(198)
Cash and equivalents at beginning of period	761	467

Cash and equivalents at end of period	$652	$269

FEDERAL-MOGUL HOLDINGS CORPORATION
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31
	2014	2013
	(Millions of Dollars)
Net Income (Loss)	$41	$(32)
Depreciation and amortization	80	70
Interest expense, net	22	29
Restructuring expense, net	8	8
Non-service cost components of U.S. based funded pension plan	(2)	1
Stock appreciation rights	(1)	(1)
Income tax expense	17	11
Discontinued operations	—	51
Other	1	1

Operational EBITDA	$166	$138

Free Cash Flow
Net cash provided from (used by) operating activities	$17	$(50)
Expenditures for property, plant and equipment	(96)	(93)

	$(79)	$(143)

The Company evaluates reporting segment performance principally on a non-GAAP Operational EBITDA basis. Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. Operational EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan, OPEB curtailment gains or losses and the income statement impacts associated with stock appreciation rights.